Exhibit 11

      STATEMENT REGARDING SUPPLEMENTAL COMPUTATION OF EARNINGS PER SHARE


                                                            Historical
                                                 ------------------------------

                                                    Primary       Fully Diluted
                                                 --------------   -------------
For the three months ended September 30, 1997:
Weighted average number of common shares
outstanding                                         23,912,150       23,912,150
Common stock equivalents                             1,835,002        1,943,078
                                                 --------------   -------------
                                                    25,747,152       25,855,228
                                                 ==============   =============
Net income                                          $8,828,000       $8,828,000
                                                 ==============   =============

Net income per common share                              $0.34            $0.34
                                                 ==============   =============


For the three months ended September 30, 1996:
Weighted average number of common shares
outstanding                                         21,224,026       21,224,026
                                                 ==============   =============
Net income (loss)                                  $(6,758,000)     $(6,758,000)
                                                 ==============   =============

Net income (loss) per common share                      $(0.32)          $(0.32)
                                                 ==============   =============


                                                            Historical
                                                 ------------------------------

                                                    Primary       Fully Diluted
                                                 --------------   -------------
For the nine months ended September 30, 1997:
Weighted average number of common shares
outstanding                                         22,875,489       22,875,489
Common stock equivalents                               982,012        1,262,041
                                                 --------------   -------------
                                                    23,857,501       24,137,530
                                                 ==============   =============
Net income                                         $17,084,000      $17,084,000
                                                 ==============   =============
Net income per common share                              $0.72            $0.71
                                                 ==============   =============

For the nine months ended September 30, 1996:
Weighted average number of common shares
outstanding                                         21,115,926       21,115,926
                                                 ==============   =============
Net income (loss)                                 $(33,213,000)    $(33,213,000)
                                                  ==============   =============

Net income (loss) per common share                      $(1.57)          $(1.57)
                                                  ==============   =============